                                                                  EXHIBIT 5.1
                                                                  -----------

            Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A.
                                   LAW OFFICES
            Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A.
                                  MUSEUM TOWER
                             150 WEST FLAGLER STREET
                              MIAMI, FLORIDA 33130
                                    _________
                  MIAMI (305) 789-3200 - BROWARD (954) 463-5440
                               FAX (305) 789-3395

E. RICHARD ALHADEFF           THEODORE A. JEWELL              BETTY CHANG ROWE                     OWEN S. FREED
LOUISE JACOWITZ ALLEN         SHARON LEE JOHNSON              STEVEN D. RUBIN                     SENIOR COUNSEL
STUART D. AMES                MICHAEL I. KEYES                MIMI L. SALL
LAWRENCE J. BAILIN            ROBERT T. KOFMAN                NICOLE S. SAYFIE                    DAVID M. SMITH
AMANDA C. BARRY               CHAD K. LANG                    RICHARD E. SCHATZ                 LAND USE CONSULTANT
PATRICK A. BARRY              PAUL TAGER LEHR                 LESTER E. SEGAL
SHAWN BAYNE                   VERNON L. LEWIS                 DAVID M. SEIFER
SUSAN FLEMING BENNETT         TERRY M. LOVELL                 JOSE G. SEPULVEDA                    TAMPA OFFICE
LISA K. BERG                  JOY SPILLIS LUNDEEN             JAY B. SHAPIRO                        SUITE 2200
MARK J. BERNET                GEOFFREY MacDONALD              MARTIN S. SIMKOVIC             SUNTRUST FINANCIAL CENTRE
HANS C. BEYER                 MICHAEL C. MARSH                CURTIS H. SITTERSON             401 EAST JACKSON STREET
STEPHEN R. CALKINS            BRIAN J. McDONOUGH              RONNI D. SOLOMON                 TAMPA, FLORIDA 33602
ELLEN I. CHO                  ANTONIO R. MENENDEZ             MARK D. SOLOV
SETH THOMAS CRAINE            FRANCISCO J. MENENDEZ           EUGENE E. STEARNS                    (813) 223-4800
PETER L. DESIDERIO            ALISON W. MILLER                JENNIFER D. STEARNS
MARK P. DIKEMAN               VICKI LYNN MONROE               BRADFORD SWING
DREW M. DILLWORTH             HAROLD D. MOOREFIELD, JR.       SUSAN J. TOEPFER                 FORT LAUDERDALE OFFICE
SHARON QUINN DIXON            JOHN N. MURATIDES               ANNETTE TORRES                         SUITE 1900
ALAN H. FEIN                  JOHN K. OLSON                   DENNIS R. TURNER               200 EAST BROWARD BOULEVARD
ANGELO M. FILIPPI             JAY P. W. PHILP                 RONALD L. WEAVER             FORT LAUDERDALE, FLORIDA 33301
ANDREA F. FISHER              KARA E. PLUNKETT                ROBERT I. WEISSLER
ROBERT E. GALLAGHER, JR.      DAVID C. POLLACK                PATRICIA G. WELLES                   (954) 462-9500
CHAVA E. GENET                DARRIN J. QUAM                  THOMAS H. WILLIAMS, JR.
LATASHA A. GETHERS            JOHN M. RAWICZ                  MARTIN B. WOODS
PATRICIA K. GREEN             PATRICIA A. REDMOND
JOSEPH K. HALL                ELIZABETH G. RICE
ALICE R. HUNEYCUTT            GLENN M. RISSMAN
RICHARD B. JACKSON            DAVID A. ROTHSTEIN

                                  June 29, 1999


Mr. Alan B. Levan
BankAtlantic Bancorp, Inc.
1750 East Sunrise Boulevard
Fort Lauderdale, Florida 33304

RE:   BankAtlantic Bancorp, Inc.
      $21,000,000 of Subordinated Debentures

Dear Mr. Levan:

     As counsel to BankAtlantic Bancorp, Inc. (the "Corporation"), we have examined the Amended and Restated Articles of Incorporation and Bylaws of the Corporation as well as such other documents and proceedings as we have considered necessary for the purposes of this opinion. We have also examined and are familiar with the proceedings taken by the Corporation to issue and sell up to $21,000,000 of 9% subordinated debentures due 2005 of the Corporation (the "Debentures"). In addition, we have examined a copy of the Corporation's Registration Statement on Form S-2, File No. 33-96184, the Corporation's and BBC Capital Trust I's Registration Statement on Form S-3 of which this opinion is an exhibit (the "Registration Statement"), and that certain Indenture between the Corporation and American Bank National Association (predecessor to First Star Corporate Trust Services), as Trustee, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the Trust Indenture Act of 1939.

     Based upon the foregoing, and having regard to legal considerations which we deem relevant, we are of the opinion that the Debentures have been validly issued and are binding obligations of the Corporation.

     We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Registration Statement.

                                      Very truly yours,



                                      STEARNS WEAVER MILLER WEISSLER
                                        ALHADEFF & SITTERSON, P.A.